UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                  April 6, 2005

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                          COLLEGE OAK INVESTMENTS, INC.
             (Exact name of registrant as specified in its charter)

            NEVADA                       333-116890               30-0226902
-------------------------------   ------------------------   -------------------
(State or Other Jurisdiction of   (Commission File Number)     (IRS Employer
         Incorporation)                                      Identification No.)

                                20022 Creek Farm
                            San Antonio, Texas 78259
          (Address of Principal Executive Offices, including Zip Code)

                                 (210) 418-5177
              (Registrant's telephone number, including area code)

                          16161 College Oak, Suite 101,
                            San Antonio, Texas 78249
  (Former Address of Principal Executive Offices, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

      On April 6, 2005, College Oak Investments, Inc. ("College Oak") entered into a Plan and Agreement of Merger (the "Agreement") with Coastal Energy Services, Inc. a closely-held Delaware corporation ("Coastal"). Pursuant to the Agreement, College Oak acquired Coastal in exchange for 17,206,000 shares of College Oak's common stock. The Agreement provides for the merger of Coastal with and into College Oak, whereby College Oak is the surviving corporation. The merger was effective on April 6, 2005 (the "Effective Date").

      On the Effective Date, all of the issued and outstanding shares of common stock of Coastal were converted into an equal number of shares of common stock of College Oak. No fractional shares of common stock of College Oak were issued. In addition, each right to purchase shares of common stock of Coastal is now a right to purchase an equal number of shares of common stock of College Oak. On the Effective Date, options to acquire up to 500,000 shares of Coastal's common stock were outstanding. Shareholders of Coastal are required to surrender their certificates evidencing outstanding shares of common stock of Coastal, in exchange for replacement certificates representing an equal number of shares of common stock of College Oak.

      On the Effective Date, College Oak assumed all of the obligations and liabilities of Coastal, including the repayment of certain convertible promissory notes discussed in Item 2.03 below. In addition, on the Effective Date, Coastal delivered the sum of $125,000 to College Oak, to discharge amounts owed by College Oak for prior legal services rendered to College Oak and for expenses incurred by College Oak in connection with the transaction reported hereby.

Item 2.01. Completion of Acquisition or Disposition of Assets.

      On the Effective Date, College Oak completed the acquisition of Coastal, pursuant to the terms and conditions of the Agreement, as more particularly described in Item 1.01 of this Form 8-K, and which is incorporated by reference into this Item 2.01. Coastal was a company formed to engage in the energy business and it is now contemplated that College Oak will seek to capitalize on the experience and relationships of its new management team (discussed in Item 5.02) below, to pursue opportunities in the energy industry.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      Pursuant to a private offering, immediately prior to the Effective Date, Coastal sold an aggregate of $350,000 of its Convertible Promissory Notes (each a "Note"; and, collectively the "Notes"). By virtue of the Agreement, College Oak assumed the obligations of the Notes. The face amount of each Note is equal to the amount of the holder's investment and bears interest at a rate of 10% per annum (payable in shares of common stock). Subject to the rights of the holders to convert the Notes at any time, principal and all accrued interest is payable on the date which is12 months following the issuance of the Notes (the "Maturity Date").

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      If a holder elects to convert a Note into shares of common stock, then such holder will receive such number of shares of College Oak's common stock equal to (a) the face value of his Note, together with accrued interest as of the date of the notice of conversion divided by (b) $0.25. In addition, each holder shall receive an additional number of shares of common stock equal to (c) 20% of the face amount of his Note divided by (d) $0.25. If the holder has not converted the Note prior to the Maturity Date, then all principal and accrued interest on the Note shall be repaid on the Maturity Date. Assuming conversion of all of the Notes on the Maturity date, holders of the Notes will receive an aggregate of 1,820,000 shares of College Oak's common stock.

Item 5.01. Changes in Control of Registrant.

      As a result of the merger contemplated by the Agreement, a change of control of College Oak has occurred. Prior to the Effective Date, the controlling shareholders of College Oak were Carey Birmingham and David Loev, who together held 87% of the issued and outstanding shares of common stock of College Oak. As of the Effective Date, Alan Gaines and Barrie Damson are now the controlling shareholders of College Oak, each owning 27.9% of the issued and outstanding shares of common stock of College Oak.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      Prior to the Effective Date, Carey Birmingham was the President and sole Director of College Oak. As a result of the merger and the consummation of the transactions contemplated by the Agreement, Mr. Birmingham will continue to serve in such capacities and the following persons have been appointed as officers and/or Directors of College Oak:

      Alan D. Gaines, age 49, is now Vice Chairman and a Director of College Oak. Since June 2004 he served as the Vice Chairman and a Director of Coastal. Mr. Gaines has served as the Chairman, Chief Executive Officer and a Director of Dune Energy, Inc., a public company, since May 2001. For the past five years, Mr. Gaines has served as President and CEO of Proton Capital LLC, a privately held merchant and investment banking firm. In 1983, Mr. Gaines founded Gaines, Berland Inc., a full service brokerage firm and investment bank specializing in global energy markets, with particular emphasis given to small to mid-capitalization exploration and production, pipeline, midstream, and oilfield services companies. Mr. Gaines served as President of Gaines, Berland from 1983 to 1998. Mr. Gaines holds a BBA in Finance from Baruch College, and an MBA ("With Distinction") from the Zarb School, Hofstra University Graduate School of Management.

      Barrie M. Damson, age 69, has agreed to serve as the Chairman, Chief Executive Officer and as a Director of College Oak at such time as College Oak obtains adequate D&O insurance and raises sufficient capital to complete the acquisition of an initial property. Since 1988 he has served as the President of Damson Financial Resources, Inc., a private company specializing in oil and gas, real estate and venture capital investments. Prior thereto, Mr. Damson was President of Damson Oil Corporation, a publicly traded oil and gas exploration, development and production company that also served as a general partner for private and publicly traded oil and gas and real estate partnerships.

      Steven Barrenechea, age 46, is now a Director of College Oak. Since June 2004 he served as a Director of Coastal. Mr. Barrenechea has served as a Director of Dune Energy since May 2001 and as a member of Dune's audit committee since September 2004. Mr. Barrenechea is currently CEO, President and Director of Coastal Restaurants LLC which owns and operates high-end restaurant/bars. He is also COO of Coast to Coast Catering Company, an upscale catering service. Mr. Barrenechea is a member of the Board of Directors of the Creative Coalition, The Milford (Connecticut) Red Cross, and The Child Guidance Center of Fairfield County. Mr. Barrenechea holds a BBA from New York University.

      Richard d'Abo, age 52, has agreed to serve as a Director of College Oak at such time as the Company obtains adequate D & O insurance. He is presently a transaction partner at The Yucaipa Companies, a leading private equity firm focused on consolidating companies within the supermarket industry. During 2004, Mr. d'Abo participated in the closing of three substantial transactions. From 1995 through 2003, Mr. d'Abo was a private investor, and served as a consultant to numerous companies both public and private regarding acquisitions and related financings. From 1988 to 1994, Mr. d'Abo was a partner at The Yucaipa Companies and was instrumental in the creation of financing structures for seven acquisitions, including Cala Foods, Boys Market, ABC Markets, Alpha Beta, and Almacs. These transactions totaled approximately $1.0 billion.

      College Oak has not yet determined the compensation to be paid to any of the above named individuals for serving as an officer and/or Director. College Oak anticipates that each of the foregoing individuals will receive a combination of cash and stock options for services rendered to College Oak.

Item 9.01. Financial Statements and Exhibits.

(a)   Financial Statements of Business Acquired.

      The financial statements required by this Item 9(a) will be filed by amendment to this Form 8-K as soon as practicable, but in no event later than June 15, 2005.

(b)   Pro Forma Financial Information.

      The financial statements required by this Item 9(b) will be filed by amendment to this Form 8-K as soon as practicable, but in no event later than June 15, 2005.

(c)   Exhibits.

Exhibits     Description

2.1 Plan and Agreement of Merger, dated April 6, 2005, by and between College Oak Investments, Inc. and Coastal Energy Services, Inc.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                   COLLEGE OAK INVESTMENTS, INC.


DATE: April 7, 2005                                By: /s/ Carey G. Birmingham
                                                       -------------------------
                                                   Name: Carey G. Birmingham
                                                   Title: President